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                                                                    EXHIBIT 12.1

                              EASTERN ENTERPRISES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                (IN THOUSANDS)

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
                                                                                                              NINE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                               SEPTEMBER 30,
                                 ---------------------------------------------------------------------   --------------------------
                                       1998          1997          1996          1995          1994           1999          1998
Pretax earnings                   $  79,994     $  82,870     $ 102,249     $  89,805     $  68,520      $  44,354     $  49,339
Less: Capitalized Interest             (490)         (636)         (570)         (591)         (932)          (628)         (311)
Plus: Fixed Changes               $  39,749     $  44,028     $  44,488     $  48,878     $  48,382      $  32,759     $  29,323
                                 ---------------------------------------------------------------------   --------------------------
  Adjusted earnings               $ 119,253     $ 126,262     $ 146,167     $ 138,092     $ 115,970         76,485        78,351

Fixed Charges:
Interest reported                 $  33,584     $  37,411     $  37,290     $  41,273     $  41,001      $  27,062     $  24,495
Interest capitalized                    490           636           570           591           932            628           311
Fuel clause interest                  1,302         2,452         2,120         2,480         2,061          1,505         1,129
Preferred stock dividend                  0             0             0             0             0              0             0
Interest element of lease rental
payments (1/3)                        4,373         3,529         4,508         4,534         4,388          3,564         3,389
                                 ---------------------------------------------------------------------   --------------------------
                                  $  39,749     $  44,028     $  44,488     $  48,878     $  48,382      $  32,759     $  29,323

Fixed Charge Coverage                   3.0           2.9           3.3           2.8           2.4            2.3           2.7
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